Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results and Reaffirms Previously Announced 2018 Guidance Levels

•	Total Net Revenue (“Revenue”) increased 6.4% to $242.1 million in the third quarter of 2018 from $227.6 million in the third quarter of 2017

•	Adjusted EBITDA(1) increased 5.5% to $38.1 million in the third quarter of 2018 from $36.1 million in the third quarter of 2017

•	Earnings Per Share is $0.10 per share in the third quarter of 2018 as compared with $0.07 from the third quarter of 2017

•	Aggregate procedural volumes increased 3.5%; same center procedural volumes increased 0.8%

•	Subsequent to the end of the quarter, RadNet acquired Medical Arts Imaging in Long Island, NY and commenced operations of the EmblemHealth capitation contract

LOS ANGELES, California, November 9, 2018 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 341 (adjusted for centers added on October 1, 2018 related to the previously announced Medical Arts Imaging and EmblemHealth transactions) owned and/or operated outpatient imaging centers, today reported financial results for its third quarter of 2018.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am pleased with our results this quarter. We compared favorably in all metrics relative to last year’s third quarter. We demonstrated Revenue, Adjusted EBITDA(1) and earnings growth as well as positive same center revenue and procedural increases.”

Dr. Berger continued, “Immediately after quarter-end, we completed two important initiatives that further our strategy in New York and set the stage for growth in the coming quarters. First, under a capitation arrangement we announced in August, we commenced operations on October 1st to provide imaging to approximately 200,000 members of EmblemHealth’s AdvantageCare Physicians medical group in Long Island and the boroughs of New York City. The contract included RadNet assuming operations in 26 AdvantageCare offices. During this third quarter, we hired and trained the employees needed to staff the new offices and procured the equipment necessary to support the anticipated patient volumes. While capitation has been an important and successful aspect of our operating strategy in California, this is our first inroad into risk-based contracting on the east coast. We are in discussions with other east coast medical groups and payors about network contracting and population health opportunities and are very interested in expanding through managing the imaging for larger patient populations.”

Dr. Berger added, “The second transaction in New York, the acquisition of Medical Arts Imaging, was completed on October 1st and expanded our New York metropolitan network into Nassau and Suffolk counties of Long Island. The ten centers of Medical Arts are instrumental in providing the capacity and coverage necessary to effectively service the EmblemHealth capitated members. Expanding our platform into Long Island with EmblemHeatlh and Medical Arts has already surfaced additional opportunities to grow our operations in New York. Launching this capitation contract and integrating both the Medical Arts and AdvantageCare locations into the RadNet network will be our primary area of focus for the remainder of the year.”

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Third Quarter Financial Results

For the third quarter of 2018, RadNet reported Revenue of $242 million, Adjusted EBITDA(1) of $38.1 million and Net Income of $5.0 million. Revenue increased $14.5 million (or 6.4%) and Adjusted EBITDA(1) increased $2.0 million (or 5.5%) from last year’s same quarter.

Net Income increased $1.8 million over the third quarter of 2017. Per share Net Income for the third quarter was $0.10, compared to per share Net Income in the third quarter of 2017 of $0.07 (based upon a weighted average number of diluted shares outstanding of 48.6 million and 47.6 million for these periods in 2018 and 2017, respectively).

Affecting Net Income in the third quarter of 2018 were certain non-cash expenses or non-recurring items including: $1.7 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $82,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $373,000 gain on the sale or disposal of certain capital equipment; and $977,000 of amortization of deferred financing costs, other non-cash interest and loan discounts related to our credit facilities.

For the third quarter of 2018, as compared with the prior year’s third quarter, MRI volume increased 5.0%, CT volume increased 7.9% and PET/CT volume increased 14.0%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.5% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2018 and 2017, MRI volume increased 0.1%, CT volume increased 1.5% and PET/CT volume decreased 2.7%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 0.8% compared with the prior year’s same quarter.

Nine Month Financial Results

For the nine months ended September 30, 2018, RadNet reported Revenue of $717.9 million, Adjusted EBITDA(1) of $97.3 million and Net Income of $3.1 million. Revenue increased $31.3 million (or 4.6%), Adjusted EBITDA(1) decreased $4.5 million (or -4.0%) and Net Income decreased $4.2 million over the first nine months of 2017 primarily as a result of the severe weather conditions which materially impact the first quarter results. Net Income Per Share for the nine month period ended September 30, 2018 was $0.06 per diluted share, compared to Net Income of $0.16 per diluted share in corresponding nine month period of 2017 (based upon a weighted average number of fully diluted shares outstanding of 48.5 million and 47.2 million for these periods in 2018 and 2017, respectively).

Affecting operating results in the nine months ended September 30, 2018 were certain non-cash expenses or non-recurring items including: $6.6 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.1 million of severance paid in connection with headcount reductions related to cost savings initiatives; $2.2 gain on the sale of certain capital equipment; and $2.9 million of amortization of deferred financing costs, other non-cash interest and loan discounts related to our credit facilities.

2018 Guidance Update

RadNet reaffirms its previously announced 2018 guidance ranges as follows:

Total Net Revenue	$945 million - $970 million
Adjusted EBITDA(1)	$140 million - $150 million
Capital Expenditures (a)	$60 million - $65 million
Cash Interest Expense	$33 million - $38 million
Free Cash Flow Generation (b)	$45 million - $55 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest (as adjusted for any extraordinary dividends from subsidiaries or joint ventures not captured in Adjusted EBITDA(1).

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Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2018 results on Friday, November 9th, 2018 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Friday, November 9, 2018

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-224-1005

International Dial-In Number: 323-994-2093

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=132050 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 5971938.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 341 owned and/or operated outpatient imaging centers (adjusted for 36 centers acquired on October 1, 2018 related to the Medical Arts Imaging and EmblemHealth transactions). RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2018 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,227	$51,322
Accounts receivable, net	156,401	155,518
Due from affiliates	754	2,343
Prepaid expenses and other current assets	40,135	26,168
Assets held for sale	2,499	–
Total current assets	227,016	235,351
PROPERTY AND EQUIPMENT, NET	285,787	244,301
OTHER ASSETS
Goodwill	274,361	256,776
Other intangible assets	39,010	40,422
Deferred financing costs	1,489	1,895
Investment in joint ventures	42,199	52,435
Deferred tax assets, net of current portion	23,040	30,852
Deposits and other	17,740	6,947
Total assets	$910,642	$868,979
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$150,146	$135,809
Due to affiliates	14,192	16,387
Deferred revenue	2,959	2,606
Current portion of deferred rent	2,720	2,714
Current portion of notes payable	30,118	30,224
Current portion of obligations under capital leases	3,258	3,866
Total current liabilities	203,393	191,606
LONG-TERM LIABILITIES
Deferred rent, net of current portion	28,642	26,251
Notes payable, net of current portion	549,802	572,365
Obligations under capital lease, net of current portion	3,162	2,672
Other non-current liabilities	4,356	6,160
Total liabilities	789,355	799,054
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized;48,334,925, and 47,723,915 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	5	5
Additional paid-in-capital	237,072	212,261
Accumulated other comprehensive income (loss)	4,276	(548)
Accumulated deficit	(147,051)	(150,158)
Total RadNet, Inc.'s stockholders' equity	94,302	61,560
Noncontrolling interests	26,985	8,365
Total equity	121,287	69,925
Total liabilities and equity	$910,642	$868,979

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	–	$211,313	–	$638,119
Provision for bad debts	–	(11,687)	–	(35,187)
Net service fee revenue	$217,552	199,626	$641,136	602,932
Revenue under capitation arrangements	24,596	27,981	76,799	83,702
Total net revenue	242,148	227,607	717,935	686,634
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	208,511	198,109	634,200	602,174
Depreciation and amortization	17,480	17,053	53,422	50,319
(Gain) loss on sale and disposal of equipment	(373)	420	(2,204)	828
Severance costs	82	1,186	1,087	1,566
Total operating expenses	225,700	216,768	686,505	654,887
INCOME FROM OPERATIONS	16,448	10,839	31,430	31,747
OTHER INCOME AND EXPENSES
Interest expense	10,663	10,169	31,343	30,712
Equity in earnings of joint ventures	(2,822)	(3,450)	(9,547)	(8,372)
Gain on sale of imaging centers	–	(845)	–	(3,146)
Other expenses (income)	7	4	13	(236)
Total other expenses	7,848	5,878	21,809	18,958
INCOME BEFORE INCOME TAXES	8,600	4,961	9,621	12,789
Provision for income taxes	(2,827)	(1,112)	(2,835)	(4,177)
NET INCOME	5,773	3,849	6,786	8,612
Net income attributable to noncontrolling interests	734	623	3,679	1,286
NET INCOME ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$5,039	$3,226	$3,107	$7,326
BASIC NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.10	$0.07	$0.06	$0.16
DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.10	$0.07	$0.06	$0.16
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	48,010,726	46,953,705	47,937,215	46,760,583
Diluted	48,615,392	47,577,750	48,481,305	47,239,360

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,786	$8,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,422	50,319
Provision for bad debts	–	35,187
Equity in earnings of joint ventures	(9,547)	(8,372)
Distributions from joint ventures	21,783	6,785
Amortization deferred financing costs and loan discount	2,924	2,509
(Gain) loss on sale and disposal of equipment	(2,204)	828
Gain on sale of imaging centers	–	(3,146)
Stock-based compensation	6,557	5,842
Non cash severance	–	1,047
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(9,641)	(38,770)
Other current assets	(5,680)	2,981
Other assets	(1,209)	309
Deferred taxes	1,531	2,031
Deferred rent	2,397	2,137
Deferred revenue	353	428
Accounts payable, accrued expenses and other	20,386	6,857
Net cash provided by operating activities	87,858	75,584
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(17,393)	(22,904)
Investment at cost	(2,200)	(500)
Purchase of property and equipment	(62,595)	(52,807)
Proceeds from sale of equipment	2,587	571
Proceeds from sale of imaging and medical practice assets	–	8,429
Cash distribution from new JV partner	–	1,473
Equity contributions in existing and purchase of interest in joint ventures	(2,000)	(80)
Net cash used in investing activities	(81,601)	(65,818)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(4,374)	(5,297)
Proceeds from borrowings	–	170,000
Payments on Term Loan Debt	(24,810)	(188,396)
Distributions paid to noncontrolling interests	(913)	(1,065)
Deferred financing costs and debt discount	–	(5,067)
Proceeds from sale of noncontrolling interest, net of taxes	–	7,726
Contributions from noncontrolling partners	–	125
Purchase of non-controlling interests	(200)	–
Proceeds from revolving credit facility	44,000	139,400
Payments on revolving credit facility	(44,000)	(139,400)
Proceeds from issuance of common stock upon exercise of options	10	–
Net cash used in financing activities	(30,287)	(21,974)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(65)	38
NET DECREASE IN CASH AND CASH EQUIVALENTS	(24,095)	(12,170)
CASH AND CASH EQUIVALENTS, beginning of period	51,322	20,638
CASH AND CASH EQUIVALENTS, end of period	$27,227	$8,468
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$27,136	$29,134

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	September 30,
	2018	2017
Net Income Attributable to RadNet, Inc. Common Shareholders	$5,039	$3,226
Plus Interest Expense	10,663	10,169
Plus Provision for Income Taxes	2,827	1,112
Plus Depreciation and Amortization	17,480	17,053
Plus (Gain) Loss on Sale of Equipment	(373)	420
Plus Severance Costs	82	1,186
Plus Other Expenses	7	4
Plus Non-Cash Employee Stock-Based Compensation	1,667	1,528
Plus Transaction Costs - EmblemHealth/ACP	681	–
Plus Fees Related to Term Loan Refinancing	–	235
Plus Expenses of Divested/Closed Operations	–	1,986
Less Gain on Sale of Imaging Centers	–	(845)
Adjusted EBITDA(1)	$38,073	$36,074

	Nine Months Ended
	September 30,
	2018	2017
Net Income Attributable to RadNet, Inc. Common Shareholders	$3,107	$7,326
Plus Interest Expense	31,343	30,712
Plus Provision for Income Taxes	2,835	4,177
Plus Depreciation and Amortization	53,422	50,319
Plus (Gain) Loss on Sale of Equipment	(2,204)	828
Plus Severance Costs	1,087	1,566
Plus Other Expenses	13	14
Plus Non-Cash Employee Stock-Based Compensation	6,557	5,842
Plus Transaction Costs - EmblemHealth/ACP	681
Plus Fees Related to Term Loan Refinancing	–	235
Plus Expenses of Divested/Closed Operations	–	3,186
Plus Reimbursable Legal Expenses	–	723
Plus Gain on Sale of Equipment Attributable to Noncontrolling Interest	440	–
Less Gain on Sale of Imaging Centers	–	(3,146)
Adjusted EBITDA(1)	$97,281	$101,782

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PAYOR CLASS BREAKDOWN**

Third Quarter
2018
Commercial Insurance	59.8%
Medicare	20.4%
Capitation	10.2%
Workers Compensation/Personal Injury	2.7%
Medicaid	3.7%
Other	3.3%
Total	100.0%

**Calculated as percentages of global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink operations, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

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RADNET PAYMENTS BY MODALITY *

	Third Quarter	Full Year	Full Year	Full Year
	2018	2017	2016	2015
MRI	35.0%	34.9%	34.7%	35.3%
CT	16.7%	16.2%	15.8%	15.7%
PET/CT	5.8%	5.2%	5.0%	5.1%
X-ray	9.1%	8.9%	9.3%	9.6%
Ultrasound	12.1%	12.1%	12.3%	11.5%
Mammography	15.3%	16.3%	16.5%	16.4%
Nuclear Medicine	1.2%	1.1%	1.2%	1.3%
Other	4.9%	5.2%	5.2%	5.1%
	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that period's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, transaction expenses, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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